1  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Announces Second Quarter 2025 Financial Results
NEW YORK, August 5, 2025 — Galaxy Digital Inc. (NASDAQ/TSX: GLXY) (the "Company" or "GDI") today released financial results for the three and six months ended June 30, 2025. In this press release, a reference to "Galaxy", "we", "our" and similar words refer to GDI, its subsidiaries and affiliates, and Galaxy Digital
Holdings LP (the "Partnership" or "GDH LP"), its subsidiaries and affiliates, prior to the Reorganization
Transactions, or any one of them, as the context requires.1
— Financial Highlights
•Net income of $30.7 million for Q2 2025, a gain of $0.08 per diluted share.
•Adjusted EBITDA of $211 million for Q2 2025, driven by the appreciation of balance sheet digital assets and investments and positive Digital Assets operating business performance.2
•Total equity of $2.6 billion as of June 30, 2025, and holdings of $1.2 billion in cash and stablecoins.3
— Corporate Updates
•On May 16, 2025, Galaxy began trading on Nasdaq under the ticker GLXY, following the successful completion of our reorganization and domestication as a Delaware incorporated entity in Q2 2025.
•July marked the strongest monthly financial performance for our Digital Assets operating business in the firm’s history, with record results in Global Markets and steady progress in Asset Management &
Infrastructure Solutions.
•Subsequent to quarter end, Galaxy completed the sale of over 80,000 bitcoin on behalf of a client, representing one of the largest notional bitcoin transactions in the history of digital assets.
•In the third quarter, CoreWeave exercised its final option to access an additional 133 megawatts
(“MW”) of incremental critical IT load for its artificial intelligence ("AI") and high-performance computing
("HPC") operations at Galaxy's Helios data center campus. This additional capacity would be structured on terms similar to those outlined in the previously announced 15-year, 133 MW lease agreement from
March 28, 2025. With this expansion, CoreWeave has committed to the full 800 MW of gross power that is currently approved at Helios.
•Also in the third quarter, Galaxy entered into a definitive purchase and sale agreement to acquire 160 acres of land and a 1 gigawatt (“GW”) load interconnection request adjacent to the Helios campus. At the close of acquisition, we will have expanded the Helios campus size to over 1,500 acres of contiguous land under Galaxy’s direct control and will have increased the total potential power capacity at the Helios campus to 3.5 GW.

SELECT FINANCIAL METRICS	Q2 2025	Q1 2025	Q/Q % Change
Total Assets	$9,086M	$6,336M	43%
Total Equity	$2,624M	$1,902M	38%
Cash & Stablecoins[3]	$1,181M	$1,185M	—%
Balance Sheet Net Digital Assets[4]	$1,274M	$908M	40%
Balance Sheet Venture, Fund and Other Investments[5]	$718M	$623M	15%
Net Income / (Loss)	$30.7M	($295M)	N.M.
Adjusted EBITDA[2]	$211M	($290M)	N.M.

Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) On May 13, 2025, the Company, GDH Ltd. and GDH LP consummated a series of transactions resulting in the reorganization of the Company’s corporate structure (the “Reorganization Transactions”)
(2) Adjusted EBITDA is a non-GAAP financial measure. Refer to page 11 for more information and a non-GAAP to GAAP reconciliation to the most directly comparable GAAP measure
(3) Includes $691M in Cash and Cash Equivalents, and $489M in Stablecoins in Q2 2025.
(4) Refer to page 5 of this release for a breakout of our balance sheet net digital assets exposure.
(5) Includes venture, private equity, and fund investments held on Galaxy’s balance sheet.

2  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
— Galaxy Financial Snapshot
•Net income of $30.7 million for Q2 2025, or $0.08 per diluted share.
•Digital Assets generated adjusted gross profit of $71.4 million, up 10% quarter-over-quarter (“QoQ”), driven by growth in Global Markets, partially offset by softer results in Asset Management &
Infrastructure Solutions.1
•Digital Assets generated adjusted EBITDA of $13.0 million, down modestly QoQ, as higher adjusted gross profit was offset by an increase in compensation and general and administrative expenses.1
•Galaxy expects to begin generating Data Centers revenue in the first half of 2026, when it starts delivering critical IT capacity to CoreWeave under Phase I of its lease agreement. Until then, all expenses are being capitalized.
•Treasury & Corporate generated an adjusted gross profit of $228 million and adjusted EBITDA of $198 million, primarily driven by mark-to-market gains on digital assets and investment holdings on our balance sheet.1

GAAP Revenues and Transaction Expenses	Q2 2025	Q1 2025	Q/Q % Change
Gross Revenues & Gains/(Losses) from Operations	$9,057M	$12,856M	(30)%
Gross Transaction Expenses	$8,630M	$12,947M	(33)%

Segment Reporting Breakdown	Q2 2025	Q1 2025	Q/Q % Change
Digital Assets Adjusted Gross Profit[1]	$71.4M	$64.7M	10%
Digital Assets Adjusted EBITDA[1]	$13.0M	$13.0M	(1)%

Data Centers Revenue	-	-	-
Data Centers Adjusted EBITDA[1]	-	($1.2M)	N.M.

Treasury & Corporate Adjusted Gross Profit[1]	$228M	($268M)	N.M.
Treasury & Corporate Adjusted EBITDA[1]	$198M	($301M)	N.M.

Adjusted Gross Profit[1]	$299M	($204M)	N.M.
Adjusted EBITDA[1]	$211M	($290M)	N.M.

Net Income	$30.7M	($295M)	N.M.
Note: Throughout this document, totals may not sum due to rounding. Percentage change calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".
(1) Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. Please see Non-GAAP Financial Measures below for further information.
Refer to pages 10 and 11 for more information and a non-GAAP to GAAP reconciliation.

3  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
— Digital Assets
Global Markets
Global Markets adjusted gross profit totaled $55.4 million in Q2 2025, increasing 28% QoQ.1
•Digital asset trading volumes declined 22% QoQ, primarily due to reduced spot trading activity.
Despite this, Galaxy outperformed the broader market, which saw spot trading volumes fall by approximately 30% over the same period.
•Average loan book size increased to $1,107 million in Q2 2025, fueled by continued demand for margin lending and a growing client base.
•In Q2 2025, the Investment Banking team recognized revenue associated with their role as the exclusive financial advisor to Bitstamp in its acquisition by Robinhood, which closed this quarter.

KEY PERFORMANCE INDICATORS	Q2 2025	Q1 2025	Q/Q % Change
Global Markets Adjusted Gross Profit[1]	$55.4M	$43.2M	28%
Loan Book Size (Average)	$1,107M	$874M	27%
Total Trading Counterparties	1,445	1,381	5%

Global Markets Adjusted Gross Profit: Gross Profit from Galaxy trading activity, net of transaction expenses, and fee revenue associated with the
Investment Banking business. Loan Book Size (Average): Average market value of all open loans, excluding uncommitted credit facilities.

Asset Management & Infrastructure Solutions
Asset Management & Infrastructure Solutions generated $16.0 million of adjusted gross profit in Q2 2025, declining 26% from the prior quarter driven by lower industry-wide onchain activity in Q2 2025, which reduced the validator rewards earned by Galaxy through our staking business.1
•Galaxy ended Q2 2025 with approximately $9 billion in combined assets under management and assets under stake, increasing 27% QoQ as a result of appreciating digital asset prices and net inflows into Galaxy’s asset management business.
•Subsequent to quarter end, Galaxy integrated with Fireblocks to significantly broaden access to
Galaxy's staking services by connecting to Fireblocks' global network of institutions. This marks the third custodial integration for Galaxy's Blockchain Infrastructure team this year.

KEY PERFORMANCE INDICATORS	Q2 2025	Q1 2025	Q/Q % Change
Asset Management & Infrastructure Solutions Adjusted Gross Profit[1]	$16.0M	$21.6M	(26)%
Assets on Platform	$8,921M	$7,020M	27%
ETFs	$3,327M	$2,598M	28%
Alternatives	$2,444M	$2,079M	18%
Assets Under Stake	$3,150M	$2,343M	34%

Assets on Platform: All figures are unaudited. Assets on Platform is inclusive of sub-advised funds, committed capital closed-end vehicles, seed investments by affiliates, affiliated and unaffiliated separately managed accounts, engagements to unwind portfolios, fund of fund products and the total notional value of assets bonded to Galaxy validators, based on prices as of the end of the specified period. This includes certain Galaxy balance sheet assets, Galaxy affiliate assets, and third-party assets. Changes in Assets on Platform are generally the result of performance, contributions, withdrawals, liquidations, and opportunistic mandate wins. Assets on Platform for committed capital closed-end vehicles that have completed their investment period is reported as Net Asset Value (“NAV”) plus unfunded commitment. Assets on Platform for quarterly close vehicles is reported as of the most recent quarter available for the applicable period. Assets on Platform for affiliated separately managed accounts is reported as NAV as of the most recently available estimate for the applicable period. Note: As of Q2 2025, $268M of assets are captured within both Assets Under Stake and
Alternatives.

(1) Adjusted Gross Profit is a non-GAAP financial measure. Refer to page 10 for more information and a reconciliation to the most directly comparable GAAP measure.
4  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
— Data Centers
High-Performance Computing
Helios Data Center Campus: In the third quarter, CoreWeave exercised its final option to access an additional 133 MW of incremental critical IT load for its AI and HPC operations at Galaxy's Helios data center campus. This additional capacity would be structured on terms similar to those outlined in the previously announced 15-year, 133 MW lease agreement from March 28, 2025. With this expansion, CoreWeave has committed to the full 800 MW of gross power that is currently approved at Helios.
Also in the third quarter, Galaxy entered into a definitive purchase and sale agreement to acquire 160 acres of land and a 1 GW load interconnection request adjacent to the Helios campus. At the close of acquisition, we will have expanded the Helios campus size to over 1,500 acres of contiguous land under Galaxy’s direct control and will have increased the total potential power capacity at the Helios campus to 3.5 GW.
Construction at the Helios campus is progressing on schedule, with major interior demolition for Phase I complete and site work underway to install key electrical, mechanical, and backup power infrastructure.

Phase I	Phase II	Phase III	Phase I + II + III
133MW	260MW	133MW	526MW
Contracted Critical IT Load[1]	Committed Critical IT Load[1]	Committed Critical IT Load[1]	Total Committed Critical IT Load[1]
1H26	2027	2028	$1B+
Expected Delivery Date[2]	Expected Delivery Date[2]	Expected Delivery Date[2]	Anticipated Average Annual Revenue[3]

(1) Approximately 200 MW of gross power capacity for Phase I, approximately 400 MW of gross power capacity for Phase II, and approximately 200
MW of gross power capacity for Phase III.
(2) Will be completed in phases, with the full capacity for Phase I expected to be delivered by the end of the first half of 2026, Phase II throughout 2027 and Phase III starting in 2028.
(3) Based on committed contractual terms, internal estimates for capital expenditures, and assumes full capacity utilization of the 526 MW of critical IT load. Actual results may differ materially due to business, economic and competitive uncertainties and contingencies, which are beyond the control of the Company and its management and subject to change.

Digital rendering of Galaxy’s expanded Helios campus, optimized for hosting AI and HPC infrastructure.
5  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
— Balance Sheet Net Digital Asset and Investment
Exposure
The Company’s balance sheet maintains exposure to the digital asset ecosystem through a diversified allocation across spot positions, ETFs, venture investments, private equity holdings and fund investments.
Balance sheet net digital asset and investment exposure as of June 30, 2025, was as follows:
(1) Includes spot BTC, associated tokens such as wrapped BTC, and interests in investment vehicles designed to hold BTC.
(2) Includes spot ETH, associated tokens such as wrapped ETH, and interests in investment vehicles designed to hold ETH.
(3) Represents spot and interests in investment vehicles that provide exposure to other digital assets.
(4) Includes venture, private equity and fund investments held on Galaxy’s balance sheet.
Note: Galaxy also held digital asset derivative positions not reflected in this chart.
6  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Earnings Conference Call
An investor conference call will be held today, August 5, 2025, at 8:30 AM Eastern Time. A live webcast with the ability to ask questions will be available at: https://investor.galaxy.com/. The conference call can also be accessed by investors in the United States or Canada by dialing 1-844-746-0741, or 1-412-317-5107 (outside the U.S. and Canada). A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company's Investor Relations website. Through September 4, 2025, the recording will also be available by dialing 1-844-512-2921, or 1-412-317-6671 (outside the U.S. and Canada) and using the passcode:
10201589.
Galaxy will host an Earnings AMA on Thursday, August 7 at 10:30 AM Eastern Time via X Spaces which is accessible through Galaxy’s
X profile (@GalaxyDigitalHQ), during which members of management may discuss the company’s financial results and forward-looking statements. See full disclosures below.

About Galaxy Digital Inc. (NASDAQ/TSX: GLXY)
Galaxy (NASDAQ/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we invest in and operate cutting-edge data center infrastructure to power AI and high-performance computing, meeting the growing demand for scalable energy and compute solutions in the U.S. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East and Asia.
Additional information about Galaxy's businesses and products is available on www.galaxy.com.
Disclaimer
The TSX has not approved or disapproved of the information contained herein. The Ontario Securities Commission has not passed upon the merits of the disclosure record of Galaxy.
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This press release and the accompanying conference call may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”) and "forward-looking information" under Canadian securities laws (collectively, "forward-looking statements"). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about Galaxy’s business plans and goals, including with respect to the lease with CoreWeave, and the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,”
“continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,”
“would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the inability to maintain Nasdaq’s listing standards; (2) costs related to AI/HPC plans, the transactions, operations and strategy; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) changes or events that impact the cryptocurrency and AI/HPC industry, including potential regulation, that are out of our control; (6) the risk that our business will not grow in line with our expectations or continue on its current trajectory; (7) the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of it; (8) the possibility that there is a disruption or change in power dynamics impacting our results or current or future load capacity; (9)
any delay or failure to consummate the business mandates or achieve our pipeline goals; (10) technological challenges, cyber incidents or exploits; (11) risks related to retrofitting our existing facility from mining to AI and HPC infrastructure, including the timing of construction and its impact on lease revenue; (12) any inability or difficulty in obtaining financing for the AI/HPC financing on acceptable terms or at all; (13) changes to the AI/HPC infrastructure needs and their impact on future plans at the Helios campus; (14) any delay in, or failure to close, the acquisition of the additional land and power adjacent to the Helios campus currently under contract; (15) risks
7  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
associated with the leasing business, including those associated with counterparties; and (16) those other risks contained in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025 and available on Galaxy’s profile at www.sec.gov/edgar (our
“Form 10-Q”). Factors that could cause actual results to differ materially from those described in such forward-looking statements include, but are not limited to, financing and construction terms and conditions, a decline in the digital asset market or general economic conditions; the possibility that our addressable market is smaller than we have anticipated and/or that we may not gain share of the stated addressable market; the failure or delay in the adoption of digital assets and the blockchain ecosystem; a delay or failure in developing infrastructure for our business or our businesses achieving our mandates; delays or other challenges in the mining and AI/
HPC infrastructure business related to hosting, power or construction; any challenges faced with respect to exploits, considerations with respect to liquidity and capital planning; and changes in applicable law or regulation and adverse regulatory developments. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Except as required by law, we assume no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.
This press release and our earnings call contain certain preliminary information about our performance in the third quarter of 2025. This information is preliminary and represents the most current information available to management. The Company’s actual consolidated financial statements may differ materially as a result of the completion of normal quarterly accounting procedures and adjustments or due to other risks contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.
Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, this press release and the accompanying tables contain adjusted gross profit, adjusted EBITDA, and EBITDA margin, which are non-GAAP financial measures. Adjusted gross profit, adjusted EBITDA, and
EBITDA margin are unaudited, presented as supplemental disclosure and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Please see pages 10 and 11 for a reconciliation of adjusted gross profit to revenues and gains / (losses) from operations (including for our individual segments) during the three months ended June 30, 2025 and 2024 and during the three months ended March 31, 2025 and of adjusted EBITDA to net income (loss) (including for our individual segments) during the three months ended June 30, 2025 and
2024 and during the three months ended March 31, 2025.
It is important to note that the particular items we exclude from, or include in, adjusted gross profit, adjusted EBITDA, and EBITDA margin may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.
We believe adjusted gross profit is a helpful non-GAAP financial measure to our management and investors because it eliminates the impact of the directly attributable transaction expenses. As such, it provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.
Adjusted EBITDA is a non-GAAP financial measure that is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making. This non-GAAP measure provides investors with additional information in evaluating the Company’s operating performance. Adjusted
EBITDA represents Net income / (loss) excluding (i) equity based compensation, (ii) interest expense on structural debt, (iii) taxes, (iv)
depreciation and amortization expense, (v) gains and losses on the embedded derivative on our exchangeable notes which ceased to exist upon consolidation as a result of the Reorganization Transactions, (vi) mining-related impairment loss / loss on disposal of mining equipment, (vii) other (income) / expense, net and (viii) and reorganization and reorganization merger costs. The above items are excluded from our Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful.
EBITDA Margin is defined as EBITDA, divided by revenue minus pass through expenses for the same period. This non-GAAP financial measure is commonly used as an analytical indicator of performance by investors within the industries in which we operate. EBITDA margin is not a measure of financial performance under GAAP. Items excluded from EBITDA Margin are significant components in understanding and assessing financial performance. EBITDA Margin should not be considered in isolation or as an alternative to or a substitute for financial statement data presented in Galaxy’s Digital’s consolidated financial statements as indicators of financial performance or liquidity (which, in the case of EBITDA margin, is net income margin).
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
© Copyright Galaxy Digital 2025. All rights reserved.
8  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Inc.’s Consolidated Statements of Financial Position (unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents .........................................................................................................................................	$691,331	$462,103
Digital intangible assets (includes $2,529.7 and $1,997.4 million measured at fair value) ..............................	3,186,098	2,547,581
Digital financial assets .................................................................................................................................................	369,649	359,665
Digital assets loan receivable, net of allowance ......................................................................................................	894,876	579,530
Investments ...................................................................................................................................................................	748,290	834,812
Assets posted as collateral .........................................................................................................................................	718,649	277,147
Derivative assets ..........................................................................................................................................................	134,907	207,653
Accounts receivable (includes $4.6 and $4.2 million due from related parties) .................................................	41,393	55,279
Digital assets receivable ..............................................................................................................................................	2,668	53,608
Loans receivable ...........................................................................................................................................................	529,021	476,620
Prepaid expenses and other assets ..........................................................................................................................	39,898	26,892
Total current assets ...........................................................................................................................................................	7,356,780	5,880,890
Non-current assets
Digital assets receivable ..............................................................................................................................................	3,397	7,112
Investments (includes $788.0 and $745.5 million measured at fair value) ........................................................	863,653	808,694
Digital intangible assets ...............................................................................................................................................	3,014	20,979
Loans receivable, non-current ....................................................................................................................................	6,675	—
Property and equipment, net ......................................................................................................................................	596,120	237,038
Other non-current assets .............................................................................................................................................	194,078	107,105
Goodwill .........................................................................................................................................................................	62,234	58,037
Total non-current assets ...................................................................................................................................................	1,729,171	1,238,965
Total assets .....................................................................................................................................................................	$9,085,951	$7,119,855
Liabilities and Equity
Current liabilities
Derivative liabilities .......................................................................................................................................................	86,364	165,858
Accounts payable and accrued liabilities (includes $0.0 and $96.9 million due to related parties) .................	226,080	281,531
Digital assets borrowed ...............................................................................................................................................	2,836,370	1,497,609
Payable to customers ..................................................................................................................................................	16,324	19,520
Loans payable ...............................................................................................................................................................	348,214	510,718
Collateral payable .........................................................................................................................................................	1,869,501	1,399,655
Other current liabilities .................................................................................................................................................	88,613	13,034
Total current liabilities .......................................................................................................................................................	5,471,466	3,887,925
Non-current liabilities
Notes payable ...............................................................................................................................................................	725,571	845,186
Digital assets borrowed - non-current .......................................................................................................................	8,564	—
Other non-current liabilities (includes $44.5 and $0.0 million due to related parties) ........................................	256,132	192,392
Total non-current liabilities ...............................................................................................................................................	990,267	1,037,578
Total liabilities ................................................................................................................................................................	6,461,733	4,925,503
Equity
GDH LP Unit Holders ...................................................................................................................................................	—	2,194,352
Class A common stock, $0.001 par value; 2,000,000,000 shares authorized and 170,332,037 issued and outstanding ....................................................................................................................................................................	170	—
Convertible Class B common stock,$0.0000000001 par value; 500,000,000 shares authorized and 203,885,332 issued and outstanding ........................................................................................................................	—	—
Additional Paid in Capital ............................................................................................................................................	1,173,808	—
Retained Earnings ........................................................................................................................................................	332,343	—
Total stockholders’ equity(1) .........................................................................................................................................	1,506,321	2,194,352
Noncontrolling interest .................................................................................................................................................	1,117,897	—
Total equity ......................................................................................................................................................................	$2,624,218	$2,194,352
Total liabilities and equity ...........................................................................................................................................	$9,085,951	$7,119,855
(1) For periods prior to the Reorganization Transactions, represents total GDH LP Unit Holders’ Capital.
9  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Galaxy Digital Inc.’s Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Revenues ...........................................................................	8,661,555	8,882,891	21,637,761	18,218,263
Gains / (losses) from operations ....................................	395,094	(18,180)	274,763	474,871
Revenues and gains / (losses) from operations	9,056,649	8,864,711	21,912,524	18,693,134
Operating expenses:
Transaction expenses ......................................................	8,629,940	8,834,836	21,576,949	18,122,926
Impairment of digital assets ............................................	127,477	56,947	239,906	82,473
Compensation and benefits ............................................	64,969	61,253	121,922	122,324
General and administrative ............................................	19,241	22,267	105,816	41,952
Technology .........................................................................	11,598	7,356	21,485	13,848
Professional fees ..............................................................	22,791	13,691	43,563	27,320
Notes interest expense ...................................................	14,240	7,040	28,311	14,016
Total operating expenses .........................................	8,890,256	9,003,390	22,137,952	18,424,859
Other income / (expense):
Unrealized gain / (loss) on notes payable - derivative	(125,150)	(2,573)	(35,544)	(12,286)
Other income / (expense), net ........................................	918	1,612	1,590	1,825
Total other income / (expense) ...............................	(124,232)	(961)	(33,954)	(10,461)
Net income / (loss) before taxes ....................................	$42,161	$(139,640)	$(259,382)	$257,814
Income taxes expense / (benefit) ...................................	11,470	(14,044)	5,358	(4,717)
Net income / (loss) .............................................................	$30,691	$(125,596)	$(264,740)	$262,531
Net income / (loss) attributed to:
Class B Unit holders of GDH LP ...................................	(19,255)	(80,226)	(204,745)	177,562
Noncontrolling interests .................................................	35,446	—	35,446	—
Class A common stockholders of the Company(1) ......	$14,500	$(45,370)	$(95,441)	$84,969

Net income / (loss) per Class A common stock(2) ......
Basic .....................................................................................	$0.10	$(0.37)	$(0.70)	$0.73
Diluted ..................................................................................	$0.08	$(0.37)	$(0.76)	$0.65
Weighted average shares outstanding used to compute net income / (loss) per share(3) ......................
Basic .....................................................................................	143,103,474	122,305,203	135,525,464	115,768,027
Diluted ..................................................................................	371,717,071	338,212,221	349,390,820	129,910,597
(1) For periods prior to the Reorganization Transactions, represents net income / (loss) attributable to Class A Units of GDH LP.
(2) For periods prior to the Reorganization Transactions, represents net income / (loss) per Class A Unit of GDH LP.
(3) For periods prior to the Reorganization Transactions, represents weighted average Class A Units of GDH LP used to calculate net income / (loss)
per unit.
Ownership of GDH LP Limited Partnership Interests

	June 30, 2025		December 31, 2024
	Ownership	% interest	Ownership	% interest
Galaxy Digital Inc. (1)	170,332,037	45.5%	—	—%
Noncontrolling interests (1)	203,885,332	54.5%	—	—%
Galaxy Digital Holdings Ltd (1)	—	—%	127,577,780	37.1%
Class B Unit Holders (1)	—	—%	215,862,343	62.9%
Total	374,217,369	100.0%	343,440,123	100.0%
(1) As a result of the Reorganization Transactions, on May 13, 2025, Galaxy Digital Holdings Ltd. was acquired by Galaxy Digital Inc. and the Class B
Unit Holders of GDH LP became noncontrolling interests of Galaxy Digital Inc. The change in relative ownership interests between December 31, 2024 and June 30, 2025 is primarily due to sale of shares by Galaxy Digital Inc. and conversion of Class B units during the period.
10  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Revenue and Gains/(Losses) from Operations
The following table reconciles Revenues and gains / (losses) from operations to adjusted gross profit for the three months ended June
30, 2025 and March 31, 2025:

	Three Months Ended June 30, 2025
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations	$8,711,215	$—	$345,434	$9,056,649
Less: Transaction expenses	8,596,478	—	33,462	8,629,940
Less: Impairment of digital assets	43,307	—	84,170	127,477
Adjusted gross profit	$71,430	$—	$227,802	$299,232

	Three months ended March 31, 2025
(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Total
Revenues and gains / (losses) from operations	$13,063,899	$—	$(208,024)	$12,855,875
Less: Transaction expenses	12,920,860	—	26,150	12,947,010
Less: Impairment of digital assets	78,308	—	34,121	112,429
Adjusted gross profit	$64,731	$—	$(268,295)	$(203,564)
11  |  GLXY • Q2 2025All figures are in U.S. Dollars unless otherwise noted.
Reconciliation of Adjusted EBITDA
The following table reconciles the Company’s adjusted EBITDA figures to net income for the three months ended June 30, 2025 and
March 31, 2025:

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended June 30, 2025
Net income / (loss) .........................................................................................	$(2,535)	$—	$33,226	$30,691
Add back:
Equity based compensation .......................................................................	11,826	—	6,957	18,783
Notes interest expense and other expense .............................................	—	—	12,042	12,042
Taxes .............................................................................................................	—	—	11,470	11,470
Depreciation and amortization expense ...................................................	3,560	—	3,898	7,458
Unrealized (gain) / loss on notes payable – derivative ...........................	—	—	125,150	125,150
Mining related impairment loss / loss on disposal ..................................	—	—	15	15
Settlement expense .....................................................................................	—	—	1,557	1,557
Other (income) / expense, net ...................................................................	112	—	(918)	(806)
Reorganization and domestication costs .................................................	—	—	4,867	4,867
Adjusted EBITDA ...........................................................................................	$12,963	$—	$198,264	$211,227

(in thousands)	Digital Assets	Data Centers	Treasury and Corporate	Three Months Ended March 31, 2025
Net income / (loss) .........................................................................................	$3,529	$(2,899)	$(296,061)	$(295,431)
Add back:
Equity based compensation .......................................................................	5,942	471	3,601	10,014
Notes interest expense and other expense .............................................	—	—	16,269	16,269
Taxes .............................................................................................................	—	—	(6,112)	(6,112)
Depreciation and amortization expense ...................................................	3,555	1,251	7,807	12,613
Mining related impairment loss / loss on disposal ..................................	—	—	57,014	57,014
Unrealized (gain) / loss on notes payable – derivative ...........................	—	—	(89,606)	(89,606)
Settlement expense .....................................................................................	—	—	3,977	3,977
Other (income) / expense, net ...................................................................	12	—	(672)	(660)
Reorganization and domestication costs .................................................	—	—	2,419	2,419
Adjusted EBITDA ...........................................................................................	$13,038	$(1,177)	$(301,364)	$(289,503)